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                                                                    EXHIBIT 23.2

                                   CONSENT OF
                         INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated January 30, 1997, on our audits of the consolidated financial statements of Mosinee Paper Corporation ("Mosinee") as of December 31, 1996, and December 31, 1995, and for each of the three fiscal years in the period ended December 31, 1996, which report is included in the Annual Report on Form 10-K of Mosinee for the fiscal year ended December 31, 1996. We further consent to all references to our firm included in this Registration Statement.

/s/ WIPFLI ULLRICH BERTELSON LLP
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Wausau, Wisconsin
November 14, 1997